================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                   May 4, 2006

                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                    1-14064                        11-2408943
(State or other          (Commission File Number)            (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)

767 Fifth Avenue, New York, New York                              10153
(Address of principal executive offices)                        (Zip Code)

               Registrant's telephone number, including area code
                                  212-572-4200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))
================================================================================

ITEM  2.02  Results of Operations and Financial Condition.

On May 4, 2006, The Estee Lauder Companies Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter and nine months ended March 31, 2006. The release also includes estimates for its fiscal 2006 full year net sales and diluted earnings per share from continuing operations, as well as estimates related to the impact of the Company's cost savings initiative. A copy of the press release is furnished with this Form 8-K as
Exhibit 99.1 and is incorporated herein by reference.

ITEM  9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.   Description
-----------   -----------

   99.1       Press release dated May 4, 2006 of The Estee Lauder Companies Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 THE ESTEE LAUDER COMPANIES INC.

Date:  May 4, 2006                         By:      /s/RICHARD W. KUNES
                                             ---------------------------------
                                                       Richard W. Kunes
                                                   Executive Vice President
                                                  and Chief Financial Officer
                                                   (Principal Financial and
                                                      Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

   99.1       Press release dated May 4, 2006 of The Estee Lauder Companies Inc.

                                                                    Exhibit 99.1

THE                                                                         News
ESTEE                                                                   Contact:
LAUDER                                                       Investor Relations:
COMPANIES INC.                                                   Dennis D'Andrea
                                                                  (212) 572-4384


767 Fifth Avenue                                                Media Relations:
New York, NY  10153                                                 Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

              ESTEE LAUDER COMPANIES REPORTS THIRD QUARTER RESULTS

                       RECONFIRMS OUTLOOK FOR FISCAL YEAR

New York, NY, May 4, 2006 - The Estee Lauder Companies Inc. (NYSE: EL) today reported $1.58 billion in net sales for its third fiscal quarter ended March 31, 2006, a 3% increase over the $1.53 billion reported in the prior year. Excluding the impact of foreign currency translation, net sales rose 6%.

Primarily due to a special charge of $51.6 million, equal to $.15 per common share associated with the Company's previously announced cost savings initiative, the Company reported net earnings from continuing operations for the quarter ended March 31, 2006 of $63.2 million, compared with $107.6 million last year. Diluted earnings per common share from continuing operations for the quarter was $.29 compared with $.47 reported in the comparable prior-year quarter. Net earnings and diluted earnings per share for the quarter decreased 44% and 40%, respectively, compared with the prior-year quarter.

"Our results reflect sales growth in every region and every major product category this quarter, despite contending with continued consolidation in the retail channel and some tough comparisons with prior year product launches," said William P. Lauder, President and Chief Executive Officer. "We are seeing growth momentum in newer channels, strategic international markets and many of our developing brands. Our distribution diversification strategy is borne out by the strong sales growth in our company-owned retail stores, and our travel retailing, salon, and online businesses. Key strategic markets such as China, Russia and the Middle East are experiencing robust growth. We continue to focus on strengthening our core brands, nurturing our developing brands and implementing cost savings to fuel future growth."

Results by Product Category
---------------------------

                                                           Three Months Ended March 31
                                                           ---------------------------

                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales            Percent Change        Operating Income     Change
--------------------------------      --------------------  ----------------------   ------------------    ------
                                                            Reported     Local                            Reported
                                         2006       2005      Basis    Currency         2006      2005      Basis
                                         ----       ----      -----    --------         ----      ----      -----

   Skin Care........................  $  611.1   $  608.2      0.5%       3.2%        $ 80.3     $ 89.3    (10.1)%
   Makeup...........................     634.9      615.3      3.2        5.1           92.5       92.5      --
   Fragrance........................     246.3      228.7      7.7       11.4          (11.7)      (9.2)   (27.2)
   Hair Care........................      80.3       67.3     19.3       19.9            6.8        5.6     21.4
   Other............................       5.6        5.8     (3.4)      (3.4)             -        0.6   (100.0)
   Special charges related to cost
     savings initiative.............         -          -                              (51.6)         -
                                      --------   --------                             ------     ------
     Total..........................  $1,578.2   $1,525.3      3.5%       5.9%        $116.3     $178.8    (35.0)%
                                      ========   ========                             ======     ======



Net sales of skin care products benefited from the recent launch of Resilience Lift Extreme Ultra Firming Cremes by Estee Lauder and Turnaround Concentrate Visible Skin Renewer from Clinique. Higher sales of Re-Nutriv Ultimate Lifting Serum by Estee Lauder and the 3-Step Skin Care System from Clinique also contributed to the current quarter's growth. These increases were partially offset by lower sales of certain existing products. Operating income declined reflecting weak sales growth in certain core brands as compared to the launch activity in the prior-year quarter.

Makeup sales for the quarter increased primarily reflecting solid growth from the Company's makeup artist brands, M.A.C and Bobbi Brown. Challenges in certain core brands, lower sales of some existing products, as well as declines in BeautyBank brands, which substantially completed their initial rollout in the comparable prior-year quarter, partially offset these positive results. Overall, makeup operating results were flat as improvements in the Company's makeup artist brands were offset by lower sales volume at certain core brands and from BeautyBank brands.

Growth in fragrance sales was led by the initial sales of Unforgivable by Sean John and the recent launch of Youth Dew Amber Nude from Estee Lauder. Higher sales of Estee Lauder pleasures and Beautiful contributed to the category's growth. The fragrance category continues to be challenging with lower sales in the Clinique Happy line, and from DKNY Be Delicious and DKNY Be Delicious Men, both of which anniversaried launches in the same prior-year quarter. Operating results in the fragrance product category declined reflecting lower net sales from certain of the Company's designer fragrances and higher promotional costs related to new launch activity.

Sales of hair care products and services increased primarily due to higher sales at Aveda and Bumble and bumble. Higher sales at Bumble and bumble were primarily due to new points of distribution as well as the launch of new hair shine and powder products. Aveda net sales growth was due to the recent acquisition of a distributor, continued strong demand for professional color products and the recent launch of Damage Remedy hair care products. Hair care operating income increased, principally at Bumble and bumble, due to higher sales.

Results by Geographic Region
----------------------------

                                                           Three Months Ended March 31
                                                           ---------------------------

                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales            Percent Change        Operating Income     Change
--------------------------------      --------------------  ----------------------   ------------------    ------
                                                            Reported     Local                            Reported
                                         2006       2005      Basis    Currency        2006       2005      Basis
                                         ----       ----      -----    --------        ----       ----      -----

   The Americas.....................  $  870.1   $  838.7      3.7%       3.4%        $ 99.2     $115.9    (14.4)%
   Europe, the Middle East & Africa.     501.5      493.4      1.6        8.4           54.9       52.7      4.2
   Asia/Pacific.....................     206.6      193.2      6.9       10.2           13.8       10.2     35.3
   Special charges related to cost
     savings initiative.............         -          -                              (51.6)         -
                                      --------   --------                             ------     ------
     Total..........................  $1,578.2   $1,525.3      3.5%       5.9%        $116.3     $178.8    (35.0)%
                                      ========   ========                             ======     ======


In the Americas, net sales for the quarter increased, led by growth in the hair care, fragrance and makeup product categories and overall growth in the Company's online business, Canada and Mexico. Sales in the region were tempered by decreases in certain core brands which continue to be challenged by competitive pressures and retailer consolidations. Additionally, net sales were lower at the Company's BeautyBank brands, which substantially completed their initial rollout in the comparable prior-year quarter. As a result of these challenging factors, and incremental expenses related to new accounting rules for stock-based compensation, operating income in the Americas declined from the year-ago period.

Net sales rose in Europe, the Middle East & Africa. In constant currency, the higher sales were led by the Company's travel retail and distributor businesses, France, the United Kingdom, Russia and Italy. Partially offsetting these results were lower sales in Spain. Operating profitability increased primarily due to improved results in Russia, France, Germany and the Company's Middle East distributor business. These increases were partially offset by lower results in Spain and Portugal.

Asia/Pacific reported solid net sales growth with virtually all countries recording local currency increases led by strong double-digit growth in China and Hong Kong, and solid growth in Korea and Japan. Operating profit in the region increased, reflecting higher results in Japan, Australia and Hong Kong, partially offset by lower results in Taiwan and Korea.

Nine-Month Results
------------------

For the nine months ended March 31, 2006, the Company reported net sales of $4.86 billion, a 2% increase from $4.75 billion in the comparable prior-year period. Excluding the impact of foreign currency translation, net sales rose 4%. Net earnings from continuing operations, including special charges, were $275.4 million for the nine months compared with $343.0 million in the same period last year. Diluted earnings per common share from continuing operations for the nine months ended March 31, 2006 were $1.26, compared with $1.50 reported in the prior-year period. The decrease included the special charges of $.15 per diluted common share associated with the Company's cost savings initiative.

Cash Flows
----------

For the nine months ended March 31, 2006, the Company generated $476.3 million in cash flow provided by operating activities from continuing operations, a 61% increase compared with $295.7 million in the prior-year period. The increase primarily reflects changes in certain working capital components, partially offset by lower net earnings from continuing operations. Operating cash flow was utilized primarily for capital investments, the repurchase of shares of the Company's Class A Common Stock, dividend payments and the repayment of long-term debt.

Estimate of Fiscal 2006 Full Year
---------------------------------

       o Net sales are expected to grow approximately 3% in constant currency.
       o Foreign currency is expected to negatively impact reported results by approximately 1.5% versus fiscal 2005
       o Diluted earnings per share from continuing operations is projected to be between $1.61 and $1.72, including $.22 to $.26 per share impact of special charges associated with the Company's savings initiatives.
         The current diluted earnings per share projection is consistent with the projection of $1.87 to $1.94 made in October 2005, which did not specifically include the special charges.
       o Geographic region net sales growth in constant currency is expected to be led by Asia/Pacific and Europe, the Middle East & Africa, followed by the Americas.
       o On a product category basis, in constant currency, sales in hair care and makeup are expected to be the leading sales growth categories, followed by skin care, while fragrance is expected to post a decline.
       o The Company continues to expect to deliver approximately $45 million in incremental savings in the current fiscal year ending June 30, 2006, under its cost savings initiative.
       o The annual savings related to this initiative in future years is expected to be approximately $75 million. During the three and nine months ended March 31, 2006, the Company recorded charges of $51.6 million and $53.2 million, respectively, related to the implementation of the cost savings initiative. The Company expects to record in the fourth quarter of fiscal 2006 special charges associated with savings initiatives of up to $37 million.

Forward-Looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "expect," "believe," "planned," "may," "could," "should," "anticipate," "estimate," those in Mr. Lauder's remarks and those in the "Estimate of Fiscal 2006 Full Year" section involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (1) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (2) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (3) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;

     (4) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (5) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (6) changes in the laws, regulations and policies that affect, or will affect, the Company's business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
     (7) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (8) changes in global or local conditions, including those due to natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness of consumers to travel, the financial strength of the Company's customers or suppliers, the Company's operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the cost and availability of raw materials and the assumptions underlying the Company's critical accounting estimates;
     (9) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories) or at the Company's distribution and inventory centers;
     (10) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company sells its products and the costs associated with the Company's other facilities;
     (11) changes in product mix to products which are less profitable;
     (12) the Company's ability to acquire, develop or implement new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (13) the Company's ability to capitalize on opportunities for improved efficiency, such as publicly-announced cost-savings initiatives and the success of Stila under new ownership, and to integrate acquired businesses and realize value therefrom;
     (14) consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;
     (15) the impact of repatriating certain of the Company's foreign earnings to the United States in connection with The American Jobs Creation Act of 2004; and
     (16) additional factors as described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

     The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance, Grassroots, Sean John and Missoni.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.
-------------------


                                - Tables Follow -



                                               THE ESTEE LAUDER COMPANIES INC.

                                               SUMMARY OF CONSOLIDATED RESULTS
                                       (Unaudited; In millions, except per share data)

                                                               Three Months Ended              Nine Months Ended
                                                                    March 31                        March 31
                                                              --------------------            --------------------

                                                                                   Percent                          Percent
                                                                2006       2005     Change       2006       2005     Change
                                                                ----       ----     ------       ----       ----     ------

Net Sales.................................................    $ 1,578.2   $1,525.3     3.5%    $ 4,859.2  $ 4,751.9     2.3%
Cost of sales.............................................        411.5      383.7               1,289.5    1,235.3
                                                              ---------  ---------             ---------  ---------
Gross Profit..............................................      1,166.7    1,141.6     2.2%      3,569.7    3,516.6     1.5%
                                                              ---------  ---------             ---------  ---------
       Gross Margin.......................................         73.9%      74.8%                 73.5%      74.0%

Operating expenses:
   Selling, general and administrative....................        998.8      962.8               3,044.4    2,948.8
   Special charge related to cost savings initiative (A)..         51.6          -                  53.2          -
                                                              ---------  ---------             ---------  ---------
                                                                1,050.4      962.8     9.1%      3,097.6    2,948.8     5.0%
                                                              ---------  ---------             ---------  ---------
       Operating Expense Margin...........................         66.5%      63.1%                 63.8%      62.1%

Operating Income .........................................        116.3      178.8  (35.0)%        472.1      567.8  (16.9)%
       Operating Income Margin............................          7.4%      11.7%                  9.7%      11.9%

Interest expense, net.....................................          6.6        3.3                  19.1       10.7
                                                              ---------  ---------             ---------  ---------
Earnings before Income Taxes, Minority Interest
   and Discontinued Operations............................        109.7      175.5  (37.5)%        453.0      557.1  (18.7)%
Provision for income taxes................................         43.4       65.7                 169.4      208.3
Minority interest, net of tax.............................         (3.1)      (2.2)                 (8.2)      (5.8)
                                                              ---------  ---------             ---------  ---------
Net Earnings from Continuing Operations...................         63.2      107.6  (41.3)%        275.4      343.0  (19.7)%
Discontinued operations, net of tax (B)...................         (3.7)      (1.4)                (75.7)      (3.5)
                                                              ---------  ---------             ---------  ---------
Net Earnings..............................................    $    59.5  $   106.2  (44.0)%    $   199.7  $   339.5  (41.2)%
                                                              =========  =========             =========  =========

Basic net earnings per common share:
   Net earnings from continuing operations................    $     .30   $    .48  (37.7)%    $    1.27  $    1.52  (15.9)%
   Discontinued operations, net of tax....................         (.02)      (.01)                 (.35)      (.02)
                                                              ---------   --------             ---------  ---------
   Net earnings ..........................................    $     .28   $    .47  (40.6)%    $     .92  $    1.50  (38.4)%
                                                              =========   ========             =========  =========

Diluted net earnings per common share:
   Net earnings from continuing operations................    $     .29   $    .47  (37.4)%    $    1.26  $    1.50  (15.5)%
   Discontinued operations, net of tax....................         (.01)      (.01)                 (.35)      (.02)
                                                              ---------   --------             ---------  ---------
   Net earnings ..........................................    $     .28   $    .46  (40.3)%    $     .91  $    1.48  (38.2)%
                                                              =========   ========             =========  =========

Weighted average common shares outstanding:
   Basic..................................................        212.4      225.5                215.9      226.1
   Diluted................................................        214.9      228.7                218.4      229.7



(A) As part of an initiative to reduce expenses, the Company commenced streamlined process and organizational changes. The principal component of the initiative is a voluntary separation program offered to employees. During the three and nine months ended March 31, 2006, the Company recorded charges of $51.6 million and $53.2 million, respectively, related to the implementation of this cost savings initiative. Additional charges of up to $37 million related to the Company's cost savings initiative are expected to be incurred during the remainder of fiscal 2006.

                         THE ESTEE LAUDER COMPANIES INC.

                         SUMMARY OF CONSOLIDATED RESULTS


(B) On September 30, 2005, the Company committed to a plan to sell the assets and operations of its reporting unit that markets and sells Stila brand products and to actively seek a buyer for the brand. Subsequent to March 31, 2006, the Company sold certain assets and operations of the Stila business, and pursuant to such sale, has agreed to divest itself of continuing involvement in the Stila business. In order to facilitate the transition of the Stila business to the purchaser, the Company will, for a stated period of time, continue to provide certain information systems, accounting, manufacturing, distribution and other back office services to the purchaser. As a result of the operations of this business through March 31, 2006 and in consideration of the then pending sale of certain assets and operations of this reporting unit, the Company recorded a charge of $3.7 million (net of $24.5 million tax benefit) and $75.7 million (net of $40.7 million tax benefit) to discontinued operations for the three and nine months ended March 31, 2006, respectively. The charges reflect the anticipated loss on the disposition of the business of $0.8 million and $66.3 million, net of tax, for the three and nine months ended March 31, 2006, respectively, which represent adjustments to the fair value of assets held for sale, the costs to dispose of those assets not acquired by the purchaser and other costs anticipated in connection with the sale. The charges also include the operating losses of $2.9 million and $9.4 million, net of tax, for the three and nine months ended March 31, 2006, respectively. In connection with this transaction, the Company anticipates additional future losses of approximately $6 million, net of tax, substantially related to employee separation benefits, beginning in the fourth quarter of fiscal 2006 and continuing into fiscal 2007. Net sales associated with the discontinued operations were $12.6 million and $38.3 million for the three and nine months ended March 31, 2006, respectively. All statements of earnings information for the prior periods have been restated for comparative purposes, including the restatement of the makeup product category and each of the geographic regions.

                                               THE ESTEE LAUDER COMPANIES INC.

                                               SUMMARY OF CONSOLIDATED RESULTS
                                               (Unaudited; Dollars in millions)



                                      Three Months Ended                           Nine Months Ended
                                            March 31           Percent Change           March 31          Percent Change
                                      -------------------   -------------------   -------------------   -------------------

                                                            Reported     Local                            Reported     Local
                                        2006       2005       Basis    Currency       2006       2005       Basis    Currency
                                        ----       ----       -----    --------       ----       ----       -----    --------

NET SALES
By Region:
   The Americas.....................  $  870.1   $  838.7      3.7%       3.4%      $2,629.9   $2,588.7      1.6%       1.2%
   Europe, the Middle East & Africa.     501.5      493.4      1.6        8.4        1,577.9    1,541.8      2.3        7.0
   Asia/Pacific.....................     206.6      193.2      6.9       10.2          651.4      621.4      4.8        5.6
                                      --------   --------                           --------   --------
     Total..........................  $1,578.2   $1,525.3      3.5%       5.9%      $4,859.2   $4,751.9      2.3%       3.6%
                                      ========   ========                           ========   ========


By Product Category:
   Skin Care........................  $  611.1   $  608.2      0.5%       3.2%      $1,778.6   $1,749.9      1.6%       3.2%
   Makeup...........................     634.9      615.3      3.2        5.1        1,882.1    1,779.4      5.8        6.9
   Fragrance........................     246.3      228.7      7.7       11.4          947.4      999.0     (5.2)      (3.4)
   Hair Care........................      80.3       67.3     19.3       19.9          229.9      202.0     13.8       14.1
   Other............................       5.6        5.8     (3.4)      (3.4)          21.2       21.6     (1.9)      (1.4)
                                      --------   --------                           --------   --------
     Total..........................  $1,578.2   $1,525.3      3.5%       5.9%      $4,859.2   $4,751.9      2.3%       3.6%
                                      ========   ========                           ========   ========


OPERATING INCOME (LOSS)
By Region:
   The Americas.....................  $   99.2   $  115.9    (14.4)%                $  259.2   $  310.4    (16.5)%
   Europe, the Middle East & Africa.      54.9       52.7      4.2                     209.3      211.8     (1.2)
   Asia/Pacific.....................      13.8       10.2     35.3                      56.8       45.6     24.6
   Special charges related to cost
     savings initiative.............     (51.6)         -                             (53.2)          -
                                      --------   --------                           --------   --------
     Total..........................  $  116.3   $  178.8    (35.0)%                $  472.1   $  567.8    (16.9)%
                                      ========   ========                           ========   ========


By Product Category:
   Skin Care........................  $   80.3   $   89.3    (10.1)%                $  252.4   $  275.0     (8.2)%
   Makeup...........................      92.5       92.5      --                      245.5      232.9      5.4
   Fragrance........................     (11.7)      (9.2)   (27.2)                      5.2       40.3    (87.1)
   Hair Care........................       6.8        5.6     21.4                      19.7       17.7     11.3
   Other............................         -        0.6   (100.0)                      2.5        1.9     31.6
   Special charges related to cost
     savings initiative.............     (51.6)         -                              (53.2)         -
                                      --------   --------                           --------   --------
     Total..........................  $  116.3   $  178.8    (35.0)%                $  472.1   $  567.8    (16.9)%
                                      ========   ========                           ========   ========

                                   Page 8 of 9

                                               THE ESTEE LAUDER COMPANIES INC.

                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (Unaudited; In millions)

                                                                          March 31          June 30         March 31
                                                                            2006             2005             2005
                                                                            ----             ----             ----
                                                           ASSETS
Current Assets
Cash and cash equivalents..............................................   $   268.3        $   553.3        $   518.0
Accounts receivable, net...............................................       900.1            776.6            921.5
Inventory and promotional merchandise, net.............................       718.1            768.3            723.3
Prepaid expenses and other current assets..............................       256.7            204.4            267.1
Assets held for sale...................................................        27.3                -                -
                                                                          ---------        ---------        ---------
     Total Current Assets..............................................     2,170.5          2,302.6          2,429.9
                                                                          ---------        ---------        ---------

Property, Plant and Equipment, net.....................................       709.0            694.2            690.4
Other Assets  .........................................................       817.5            889.0            863.9
                                                                          ---------        ---------        ---------
     Total Assets......................................................   $ 3,697.0        $ 3,885.8        $ 3,984.2
                                                                          =========        =========        =========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term debt........................................................   $   119.1        $   263.6        $   113.8
Accounts payable.......................................................       239.5            249.4            251.0
Other current liabilities..............................................     1,089.6            984.7          1,038.9
Liabilities related to assets held for sale............................        12.2                -                -
                                                                          ---------        ---------        ---------
     Total Current Liabilities.........................................     1,460.4          1,497.7          1,403.7
                                                                          ---------        ---------        ---------

Noncurrent Liabilities
Long-term debt.........................................................       436.3            451.1            441.8
Other noncurrent liabilities and minority interest.....................       261.9            244.2            224.9
Total Stockholders' Equity.............................................     1,538.4          1,692.8          1,913.8
                                                                          ---------        ---------        ---------
     Total Liabilities and Stockholders' Equity........................   $ 3,697.0        $ 3,885.8        $ 3,984.2
                                                                          =========        =========        =========

                                                   SELECTED CASH FLOW DATA
                                                  (Unaudited; In millions)

                                                                                                 Nine Months Ended
                                                                                                     March 31
                                                                                                --------------------

                                                                                                  2006        2005
                                                                                                -------     --------
Cash Flows from Operating Activities
   Net earnings.........................................................................        $ 199.7      $ 339.5
   Depreciation and amortization........................................................          147.0        144.0
   Deferred income taxes................................................................          (57.5)        36.1
   Discontinued operations..............................................................           75.7            -
   Other items..........................................................................           39.0         13.8
   Changes in operating assets and liabilities:
       Increase in accounts receivable, net.............................................         (136.7)      (215.2)
       Decrease (increase) in inventory and promotional merchandise, net................           36.1        (41.2)
       Increase in accounts payable and other accrued liabilities.......................          162.0         12.3
       Other operating assets and liabilities, net......................................           11.0          6.4
                                                                                                -------      -------
         Net cash flows provided by operating activities from continuing operations.....        $ 476.3      $ 295.7
                                                                                                =======      =======

   Capital expenditures.................................................................          170.1        162.5
   Payments to acquire treasury stock...................................................          352.5        217.1
   Dividends paid.......................................................................           85.4         90.1


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